UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 8, 2006

GEOKINETICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-9268	No. 94-1690082
(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 2100
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 850-7600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                     Entry into a Material Definitive Agreement.

Agreement to Sell Preferred Stock

On September 8, 2006, in connection with obtaining the financing for the acquisition of Grant Geophysical, Inc. (“Grant”) described below, Geokinetics Inc. (“Geokinetics”) (i) entered into a Securities Purchase Agreement (the “Series B Purchase Agreement”) and (ii) a Registration Rights Agreement (the “Series B Registration Rights Agreement”) with Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and Levant America S.A. (the “Series B Purchasers”).

At closing (which is expected to occur on October 26, 2006), pursuant to the terms of the Series B Purchase Agreement, Geokinetics will sell to the Series B Purchasers an aggregate of 220,000 shares of its Series B Senior Convertible Preferred Stock, $10.00 par value (“Series B Preferred Stock”) for aggregate consideration of $55,000,000.

Geokinetics also entered into the Series B Registration Rights Agreement, pursuant to which Geokinetics has agreed to grant the Series B Purchasers certain demand and piggyback registration rights with respect to the shares of Geokinetics’ Common Stock, $0.01 par value (“Common Stock”) into which the Series B Preferred Stock is convertible.

Geokinetics intends to use the proceeds from the sale of Series B Preferred Stock in order to repay the Senior Bridge Loan described in Item 2.03 below.

The foregoing description is a summary of the material terms of the Series B Purchase Agreement and the Series B Registration Rights Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Series B Purchase Agreement and the Series B Registration Rights Agreement, copies of which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

The Grant Acquisition

On September 8, 2006, Geokinetics acquired all of the issued and outstanding capital stock of Grant, headquartered in Houston, Texas (the “Acquisition”).  Geokinetics entered into a Stock Purchase Agreement on September 8, 2006 (the “Grant Purchase Agreement”), with Elliott Associates, L.P. and Elliott International, L.P., the holders (the “Sellers”) of all of the outstanding capital stock of Grant, to purchase all of the outstanding capital stock of Grant for $125,000,000 in cash, subject to certain adjustments.

In addition, Geokinetics, the Sellers and Amegy Bank National Association (the “Escrow Agent”), entered into an Escrow Agreement dated September 8, 2006 (“Escrow Agreement”).  Pursuant and subject to the Escrow Agreement, the Escrow Agent will hold in escrow $5,000,000 of the purchase price.

The foregoing description is a summary of the material terms of the Grant Purchase Agreement and the Escrow Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Grant Purchase Agreement and the Escrow Agreement, copies of which are attached to this Form 8-K as Exhibits 10.3 and 10.4, respectively.

Amendment of Credit Agreement

On September 8, 2006, Geokinetics and its principal subsidiaries entered into a Joinder and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement (the “First Amendment”) to that certain Revolving Credit, Term Loan and Security Agreement dated as of June 12, 2006 (the “PNC Credit Agreement”), between Geokinetics and PNC Bank, National Association (“PNC”).  Under the First Amendment, Geokinetics agreed to (i) pay approximately $12,000,000 of indebtedness to PNC secured by the equipment of Geokinetics’ principal operating subsidiaries; (ii) add Grant and the domestic subsidiaries of Grant as parties to the Loan Agreement, as amended; and (iii) pledge the accounts receivable of Grant and its domestic subsidiaries and the capital stock of Grant and its wholly-owned subsidiary, Grant Geophysical (Int’l), Inc., as additional security for repayment of the remaining indebtedness of Geokinetics under the Credit Agreement, as amended.  Under the First Amendment, PNC agreed to (i) consent to Geokinetics incurring the Senior Bridge Loan and the Junior Bridge Loan, as described in Item 2.03 below; (ii) consent to Geokinetics’ acquisition of Grant; (iii) modify certain financial covenants of Geokinetics under the Credit Agreement; (iv) authorize an increased level of capital expenditures by Geokinetics and its subsidiaries during 2006 and 2007; and (v) amended the maturity date of the Credit Agreement to the earlier of (a) September 8, 2007 and (b) the date upon which any portion of the Senior Bridge Loan (as described under Item 2.03 below) is refinanced.

The foregoing description is a summary of the material terms of the First Amendment, does not purport to be complete, and is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.5.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 of this Form 8-K, on September 8, 2006, Geokinetics completed the acquisition of the capital stock of Grant.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Senior Subordinated Loan Agreement

On September 8, 2006, Geokinetics entered into a Senior Subordinated Loan Agreement (the “Senior Loan Agreement”) with Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P., as lenders.  The Senior Loan Agreement provided for an unsecured loan (the “Senior Bridge Loan”) to Geokinetics in the original principal amount of $55,000,000.  Each of Geokinetics’ principal subsidiaries, including Grant, agreed to guarantee Geokinetics’ obligations under the Senior Loan Agreement.

The proceeds of the Senior Bridge Loan, together with the proceeds of the Junior Bridge Loan described below, were used to (i) pay the purchase price for the capital stock of Grant (as described in Item 1.01 above), (ii) repay approximately $12,000,000 of Geokinetics’ indebtedness to PNC under the PNC Credit Agreement; and (iii) pay certain fees and expenses related to the Grant Acquisition.  The remainder of the proceeds of the Senior Bridge Loan and the Junior Bridge Loan were retained by Geokinetics for working capital.  The Senior Bridge Loan becomes due on September 8, 2007.

The foregoing description is a summary of material terms of the Senior Loan Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Senior Loan Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.6.

Junior Subordinated Loan Agreement

On September 8, 2006, Geokinetics Holdings, Inc. (“Borrower”), a wholly-owned subsidiary of Geokinetics, entered into a Credit Agreement with Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., and Royal Bank of Canada, as lenders.  The Junior Loan Agreement provided for an unsecured loan (the “Junior Bridge Loan”) to the Borrower in the original principal amount of $100,000,000.  Geokinetics and each of its other principal subsidiaries, including Grant, agree to guaranty the Borrower’s obligations under the Junior Loan Agreement.

The proceeds of the Junior Bridge Loan were used for the same purposes as the proceeds of the Senior Bridge Loan described above.  The Junior Bridge Loan becomes due on September 8, 2007.

The foregoing description is a summary of material items of the Junior Loan Agreement, does not purpose to be complete and is qualified in its entirety by reference to the Junior Loan Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.7.

Item 5.02                                             Appointment of Principal Officers.

(b)                                 Effective upon completion of the acquisition of Grant on September 8, 2006, Scott A. McCurdy was elected a Vice President and the Chief Financial Officer of Geokinetics.  There are no family relationships between Mr. McCurdy and any of the executive officers or directors of Geokinetics.  Mr. McCurdy has served as the Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of Grant since October 2003.  From July 2001 until he was promoted in October 2003, Mr. McCurdy served as the Controller of Grant.

Geokinetics is a party to a three-year employment agreement effective dated September 8, 2006, with Mr. McCurdy, pursuant to which Mr. McCurdy serves as the Vice President and Chief Financial Officer of Geokinetics.  The compensation payable to Mr. McCurdy under the employment agreement consists of:  (i) an annual base salary of $200,000 per year (reviewed annually), (ii) participation in the Geokinetics' Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 175,000 restricted shares of Geokinetics' Common Stock, which restrictions will be lifted in three equal annual installments beginning September 8, 2007.  Mr. McCurdy is also entitled to a lump sump payment equal to one times his current base salary plus his most recent annual bonus if Geokinetics terminates Mr. McCurdy's employment for any reason other than for cause.  The employment agreement also provides that Mr. McCurdy will not compete in the seismic services industry during his employment and for one year after a voluntary termination of employment by Mr. McCurdy.

Item 5.03                                             Amendments to Articles of Incorporation.

On September 8, 2006, Geokinetics filed a Certificate of Designation of Series B Senior Convertible Preferred Stock with the Secretary of State of Delaware in order to establish a new series of Preferred Stock, $10.00 par value per share, consisting of 350,000 shares.  Pursuant to the terms of the Series B Purchase Agreement described under Item 1.01 above, Geokinetics expects to issue an aggregate of 220,000 shares of Series B Preferred Stock to the Series B Purchasers at a closing expected to occur on October 26, 2006.  A copy of the Certificate of Designation of Series B Senior Convertible Preferred Stock filed with the Secretary of State of Delaware on September 8, 2006, is filed as Exhibit 10.8 to this Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

•                              Geokinetics intends to file the financial statements of Grant Geophysical, Inc. no later than 71 calendar days after the date of filing of this initial report on Form 8-K as required pursuant to Rule 3-05(b) of Regulation S-X.

(b)                                 Pro forma financial information.

•                              Geokinetics intends to file the pro forma financial information no later than 71 calendar days after the date of filing of this initial report on Form 8-K as required pursuant to Article 11 of Regulation S-X.

(c)                                  Exhibits

10.1                           Securities Purchase Agreement (without exhibits), dated September 8, 2006, by and among Geokinetics Inc. and the Purchasers named therein.

10.2                           Registration Rights Agreement, dated September 8, 2006, by and among Geokinetics Inc. and the Holders named therein.

10.3                           Stock Purchase Agreement (without exhibits), dated September 8, 2006, by and among Geokinetics Inc., Elliott Associates, L.P., and Elliott International, L.P.

10.4                           Escrow Agreement, dated September 8, 2006, by and among Elliott Associates, L.P., Elliott International, L.P., Geokinetics Inc., and Amegy Bank National Association.

10.5                           Joinder and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement (without exhibits) by and among Geokinetics, its principal subsidiaries and PNC Bank, National Association.

10.6                           Senior Subordinated Loan Agreement (without exhibits), dated September 8, 2006, among Geokinetics, Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P.

10.7                           Credit Agreement (without exhibits), dated September 8, 2006, among Geokinetics Holdings, Inc., and the guarantors named therein, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and Royal Bank of Canada.

10.8                           Certificate of Designation of Series B Senior Convertible Preferred Stock as filed with the Secretary of State of Delaware on September 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: September 14, 2006	By:	/s/ David A. Johnson
David A. Johnson, President
and Chief Executive Officer